UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2012

Whole Foods Market, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (512) 477-4455

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 15, 2012, the Board of Directors (the "Board") of Whole Foods Market, Inc. (the "Company") authorized a new share repurchase program whereby the Company may repurchase an amount of outstanding shares of common stock of the Company up to an aggregate amount of $300 million through December 31, 2014. Under the repurchase program, purchases can be made from time to time using a variety of methods, which may include open market purchases or purchases through a Rule 10b5-1 trading plan, all in accordance with Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of common stock and may be suspended or discontinued at any time at the Company's discretion.

This repurchase program is in addition to, and does not supersede or modify, the Company's previously disclosed program to repurchase an amount of outstanding shares of common stock having an aggregate value of up to $200 million from time to time through November 1, 2013, of which $171 million remains available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated November 20, 2012, regarding the repurchase program.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Foods Market, Inc. (Registrant)
November 20, 2012 (Date)	/s/ GLENDA FLANAGAN Glenda Flanagan Executive Vice President and Chief Financial Officer